EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Halstead Energy Corp.:

      We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus.

                                    GOLDMAN AND MURPHY, LLP
                                    /s/ Goldman and Murphy, LLP

Valley Stream, New York
August 18, 1998